UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2008

PARK BANCORP, INC.
(Exact name of Registrant as specified in its charter)

____________________________

Delaware	000-20867	36-4082530
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

5400 South Pulaski Road Chicago, IL		60632 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (773) 582-8616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2008, Park Bancorp, Inc. (the “Company”), the holding company of Park Federal Savings Bank (the “Bank”), announced that Steven J. Pokrak, Treasurer, Chief Financial Officer and Corporate Secretary of the Company and the Bank, has resigned from all positions held with the Company and the Bank, effective September 19, 2008.

The Company is currently in the process of conducting a search to identify and hire a new chief financial officer to replace Mr. Pokrak.  Any such appointment will be subject to approval by the Office of Thrift Supervision (“OTS”).  On or prior to the effective date of Mr. Pokrak’s resignation, the Company expects to announce either his permanent replacement or the appointment of an interim chief financial officer to serve until a permanent replacement for Mr. Pokrak has been identified and hired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK BANCORP, INC. (Registrant)

Date: September 2, 2008	By:	/s/Richard J. Remijas, Jr.
Name: Richard J. Remijas, Jr.
Title: Executive Vice President and Chief Operating Officer